SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (June 21, 2004): June 28, 2004

INTERNATIONAL SMART SOURCING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page: _____
Total Number of Pages: _____

Item 5.     Other Events.

      As previously reported in the most recent Form 10-KSB and 10-QSB, the contract with the Defense Supply Center Philadelphia(DSCP) to supply Federal Supply Class 5355 items to the US government has expired.  Shipments under the contract during 2003 were $7,388,304.  Currently, there is a backlog of over $1 million of orders placed under this contract that will continue to be delivered for the next 90 days.

On May 28, 2004 the Company submitted a response to a Request For Proposal from DSCP that is designed to place all Federal Supply Class 5355 competitive items under one or more Indefinite Quantity Contracts.  This procurement is being solicited on the basis of being totally set aside for small business.  Management analyzed the solicitation and believes that the Company is uniquely qualified to fulfill the requirements specified by DSCP.  A date for the award of the new contract is unspecified.  If the Company does not receive an award of the new contract, management anticipates offsetting the impact of the lost revenues with savings from reduction of overhead and by increasing the outsourcing of products to China.  While there are no assurances, management believes that its cash on hand and projected cash flows will fund the Company’s operations at least through March 25, 2005.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2004

INTERNATIONAL SMART SOURCING, INC.

	By:	/s/ ANDREW FRANZONE

Andrew Franzone Chief Executive Officer and President